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                                                                    EXHIBIT 21.1

                                                       JURISDICTION OF INCORPORATION
                    NAME                                      OR ORGANIZATION
- ---------------------------------------------  ---------------------------------------------
CTC - Empresa Tecnica E Commercial de
  Equipmentos LTDA...........................  Rio de Janeiro (Brazil)
Columbia Petroleum Services Corp. ...........  Delaware
Dailey de Venezuela, S.A. ...................  Venezuela
Dailey Environmental Remediation
  Technologies, Inc. ........................  Texas
Dailey International, Inc. ..................  Delaware
Dailey International Sales Corporation.......  Delaware
Dailey Regional Headquarters, S.A. ..........  Venezuela
GL/95 Servicios, C.A. .......................  Caracas (Venezuela)
International Oil Tool Rentals Ltd. .........  Cayman Islands
International Petroleum Services, Inc. ......  Delaware
J.D. Investments Bonaire N.V. ...............  Bonaire (Netherlands Antilles)
J.D.I. Tool Works B.V. ......................  Spankeren (Netherlands)
Worldwide Oil Tool Rentals Ltd. .............  Cayman Islands